Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John Stauss, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of ZRCN Inc. on Form 10-Q for the period ended March 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of ZRCN Inc. at the dates and for the periods indicated.

Date: May 15, 2023
/s/ John Stauss
John Stauss
Chief Executive Officer

I, Ron Bourque, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of ZRCN Inc. on Form 10-Q for the period ended March 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of ZRCN Inc. at the dates and for the periods indicated.

Date: May 15, 2023
/s/ Ron Bourque
Ron Bourque
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided ZRCN Inc. and will be retained by ZRCN Inc. and furnished to the Securities and Exchange Commission or its staff upon request.